Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176833), Form S-4 (No. 33-41826) and Form S-8 (Nos. 333-42366, 333-105675, 333-152841 and 333-161119) of United States Cellular Corporation of our report dated February 24, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers LLP

Chicago, Illinois

February 24, 2012